Exhibit 10.52

THIS AGREEMENT is made on 9 October 1998

BETWEEN

1. UNITED BREWERIES LIMITED, a company in India with number 08/740 whose registered office is at 1/1, Vittal Mallya Road, Bangalore 560 001, India
       (UB); and

2. UNITED BREWERIES INTERNATIONAL (UK) LIMITED, a company registered in England with number 1688201 whose registered office is at Tingewick Road, Buckingham MK 18 1GD ("UBI (UK)").

WHEREAS:

A. UB is the beneficial owner throughout the Territory of all property rights, registered and unregistered marks, names and other rights relating to the Trade Marks.

B. UB desires to enter into an exclusive licence agreement with UBI (UK) for the purpose of enabling UBI (UK) to use the Trade Marks in the Territory and UB has agreed to grant to UBI (UK) such rights in accordance with the terms of this Agreement.

IT IS AGREED as follows:

1.     Definitions

1.1 In this Agreement the following words and phrases shall, unless the context requires otherwise, have the following meanings:

Brewing Agreement the brewing agreement dated of even date herewith between UBI (UK), UBSN, and SN;

Business Day                            a day, other than a Saturday  or Sunday,
                                        on which clearing banks are normally open for business in the City of London;


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Kingfisher Products                     lager and other beer products brewed and
                                        prepared for sale in bottled, canned and
                                        draught   form   and  any   other   form
                                        implemented by SN under clause 4 of the Brewing Agreement and marketed or to be marketed under the Trade Marks or any of them;

Original UBSN Licence                   the  licence  dated 14th August 1989 and
                                        made   between   UB  and  UBSN;

person includes bodies corporate, individuals, firms, partnerships and any other body of persons whether incorporated or unincorporated;

SN Shepherd Neame Limited, a company registered in England with number 138256 whose registered office is at 17 Court Street, Faversham, Kent ME 13 7AX, England;

Term                                    the term of this Agreement;

Territory                               the   United   Kingdom,   Belgium,   the
                                        Netherlands,   France,  Germany,  Italy,
                                        Austria,  Switzerland,  Finland, Sweden,
                                        Norway,   Denmark,   Eire,   Luxembourg,
                                        Iceland,  Greece,  Spain,  Portugal  and
                                        Liechtenstein;

Trade Marks                             the UK registered  trade mark  specified
                                        in Schedule 1 and all other registered and unregistered marks, names and rights in or relating to the "Kingfisher" name and the Kingfisher logo (such logo being represented in Schedule 1) owned and/or used by UB and licenced to UBI (UK) for use throughout the Territory;

UBSN UBSN Limited, a company registered in England with number 2367133 whose registered office is at Tingewick Road, Buckingham MI 18 1GD;


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UBSN Licence                            the licence granted in the  distribution
                                        agreement dated of even date herewith between UBI (UK) and UBSN;

Year each period of 12 calendar months during the term of this Agreement commencing on lst January and ending on 31st December except that the first Year shall be the period from the date of this Agreement to 31st December 1998 and the last Year shall be the period from lst January to the date of expiry of this Agreement.

1.2 The headings in this Agreement are for convenience only and shall not affect its meaning.

1.3 References to a clause or Schedule are (unless otherwise stated) to a clause of and Schedule to this Agreement.

1.4 Words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.     Appointment

2.1 UB hereby appoints UBI (UK) as its exclusive licencee of the Trade Marks in the Territory.

2.2 Save in accordance with clause 13.4, UB shall not, during the Term, grant to any other person any rights relating to the Kingfisher Products in the Territory.

2.3 With effect from the date of this Agreement, the Original UBSN Licence shall terminate.


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3.     Licence of Trade Marks

3.1 UB hereby grants to UBI (UK) an exclusive licence to use the Trade Marks and to do all things necessary to manufacture, package, market, distribute and sell Kingfisher Products in the Territory and specifically including the authorization to sub-licence certain rights of UBI (UK)'s to UBSN pursuant to the UBSN Licence and to SN pursuant to the Brewing Agreement and to licence pursuant to clause 13.4 any other persons deemed necessary by UBI (UK) to the extent such additional sub-licencees do not contravene rights previously granted to other existing licencees.

3.2 UB shall co-operate with UBI (UK) in ensuring that such licence is registered with the UK Trade Marks Registry and in making any necessary adjustments to existing registered user agreements.

3.3 UB shall make and pursue application for registration of those of the Trade Marks which are not registered in the Territory. UB shall co-operate with UBI (UK) to ensure the recordal of UBI (UK)'s licence to use any Trade Marks which become registered in the Territory following the date of this Agreement.

4.     Royalty

4.1 UBI (UK) shall pay to UB a royalty for all Kingfisher Products supplied in the Territory at the rate of 30p per hectolitre brewed.

4.2 UBI (UK) shall supply to UB half yearly a statement of the number of hectolitres of Kingfisher Products supplied in the Territory in the 6 months immediately preceding each such statement together with payment of the royalty calculated thereon pursuant to clause 4.1. UBI (UK) shall maintain such records as are necessary for that purpose.

5.     Term

5.1 This Agreement shall commence on the date hereof and shall continue for a period of 10 years (the "Initial Term").

5.2 At any time within the period of two years prior to expiry of the Initial Term, either UB or UBI (UK) may serve notice on the other (an "Extension Notice") requesting an


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       extension of the Term beyond the Initial  Term subject to such  revisions to this Agreement as may be specified in such notice and mutually agreed upon between the parties.

6.     No Termination

       UB may not, without prejudice to any other rights it may have, terminate this Agreement prior to the expiry of the Term.

7.     No assignment

       Except as otherwise provided in this Agreement, neither party shall without the prior written consent of the other assign, mortgage, charge or otherwise deal with any of its rights or obligations under this Agreement.

8.     Force majeure

       Neither party to this Agreement shall have any liability whatsoever to the other or be deemed to be in default of this Agreement as a result of any delay or failure in performing its obligations under this Agreement to the extent that any such delay or failure arises from causes beyond the control of that party including, but not limited to, acts of god, acts or regulations of any governmental or supranational authority, war or national emergency, fire, civil disobedience, strikes, lock-outs and industrial disputes.

9.     Restrictive Trade Practices Act 1976

       Where this Agreement is or forms part of an agreement which is subject to registration under the Restrictive Trade Practices Act 1976 ("RTPA"), no restriction accepted or information provision made under that Agreement shall be given effect to or enforced until the day after particulars of the agreement have been furnished to the Director General of Fair Trading under section 24 of the RTPA. If either party shall wish to furnish such particulars, the other party will render such co-operation and undertake such action as may reasonably be required of it for such purposes so that particulars may be furnished as soon as practicable following the signature of this Agreement and each party consents to the disclosure of all information so furnished. In this clause 9, the


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       words and terms "agreement" and "subject to registration"  shall have the meanings respectively given to them by the RTPA and the reference to "restrictions accepted" or "information provisions made" under the Agreement shall be to restrictions accepted or information provisions made by virtue of which the Agreement is subject to restriction.

10.    Confidentiality

       UB and UBI (UK) shall both during and after the Term keep strictly confidential all information relating to the other party which is by its nature or is marked as being "confidential" or which relates to the sale of Kingfisher Products provide that the obligations imposed by this clause 10 shall not apply to information which, at the time it is received, is in the public domain or subsequently comes into the public domain through no fault of the recipient.

11.    Notices and service of proceedings

11.1 Any notice, request, demand, approval, consent or other communication (a "Notice") to be given in connection with this Agreement shall be in writing signed by or on behalf of the party giving it and shall be irrevocable without the written consent of the party on whom it is served. Any Notice shall be sent or delivered to the party to be served at the address of that party set out in this Agreement . Any alterations in such address shall, to have effect, be notified to the other party in accordance with clause 11.2.

11.2 Service of a Notice must be effected by leaving it at the relevant address or sending it by pre-paid first class post (by air mail if from one country to the other).

11.3   Notices shall be deemed served as follows:

11.3.1 in the case of leaving the Notice at the relevant address, at the time of leaving it there;

11.3.2 in the case of service by post on the third Business Day (or in the case of a Notice sent by air mail the seventh Business Day), following the day on which it was posted and in proving such service it shall be sufficient to prove that the envelope containing the Notice was correctly addressed, postage paid and posted.


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11.4   UB hereby  irrevocably  appoints D. Young & Co. (Mr.  Havelock) of 21 New
       Fetter Lane, London, as its agent for service of proceedings in relation to any matter arising out of this Agreement.

12.    Law of Agreement

12.1 This Agreement shall be governed by and construed in accordance with the laws of England.

12.2 The parties irrevocably submit for the exclusive benefit of UBI (UK) to the non-exclusive jurisdiction of the courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement.

13.    Goodwill and rights associated with the Trade Marks owned by UB

13.1 UBI (UK) recognizes the great value of the goodwill associated with the Trade Marks and acknowledges that the Trade Marks and all rights therein and the goodwill pertaining thereto belong exclusively to UB. UBI (UK) agrees not to commit any act or omission adverse or injurious to said rights.

13.2 UBI (UK) agrees that every use of the Trade Marks by UBI (UK) shall inure to the benefit of UB, and that, save as otherwise set out in this Agreement, UBI (UK) shall not at any time acquire any rights in the Trade Marks by virtue of any use UBI (UK) may make of the Trade Marks.

13.3 UBI (UK) agrees to cooperate fully and in good faith with UB for the purpose of securing, preserving, and protecting UB's rights in and to the Trade Marks.


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13.4   UBI (UK)  acknowledges  that UB shall  have the  right,  but shall not be under any obligation, to use the Trade Marks in the Territory, however, such use is limited to brand building advertisement or marketing and shall not contravene the rights and obligations provided in clause 2 or, except as such use shall be consistent with the provisions of the Brewing Agreement.

13.5 UBI (UK) acknowledges that its failure to cease the use of the Trade Marks on the expiration of this Agreement will result in immediate and irremediable damage to UB and to the rights of any subsequent licencee. UBI (UK) acknowledges and admits that there is no adequate remedy at law for such failure, and agrees that in the event of such failure, UB shall be entitled to equitable relief by way of temporary and permanent injunctions and such other and further relief including monetary damages as any court with jurisdiction may deem just and proper.

13.6 UBI (UK) shall report to UB in writing any infringement or imitation of the Trade Marks of which UBI (UK) become aware. UB shall have the sole right to determine whether to institute litigation upon such infringements as well as the selection of counsel. UB may commence or prosecute any claims or suits for infringement of the Trade Marks in its own name or the name of UBI (UK) or join UBI (UK) as a party or parties thereto. UB shall be entitled to keep the entire amount of any recovery therefrom. If UB brings an action against any infringer of the Trade Marks, UBI (UK) shall cooperate with UB and lend whatever assistance UBI
       (UK) can or is necessary in the prosecution of such litigation. If UB decides not to institute such litigation, it may authorize, within its sole discretion, in writing UBI (UK) to institute such litigation, in which event UBI (UK) shall be solely responsible for the costs of such litigation and shall be entitled to keep any recovery therefrom.

13.7 UBI (UK) shall not contest or deny the validity or enforceability of any of the Trade Marks or oppose or seek to cancel any registration thereof by UB, or aid or abet others in doing so, either during the Term or at any time thereafter.

13.8 UBI (UK) acknowledges that any use of the Trade Marks in violation of the provisions of this clause 13 will cause irreparable damage to UB and its licencees constitutes an incurable default of this Agreement, and is grounds for relief provided in clause 13.5.


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14.    Obligations and rights of parties upon expiration

14.1 On the expiration of this Agreement UBI (UK) shall forthwith discontinue the use of the Trade Marks and shall not thereafter use, in any manner, or for any purpose, directly or indirectly, any of the same, or any Trade Marks or symbols deceptively similar thereto. UBI (UK) shall immediately return to UB any written embodiment relating to the use of the Trade Marks.

14.2 The expiration of this Agreement shall be without prejudice to any other rights or claims of UB against UBI (UK), or any other remedy available to it, or relieve UBI (UK) of any obligations which by their nature survive the expiration of this Agreement.

14.3 Upon or following the expiry of this Agreement UBI (UK) shall cease to licence to either UBSN, SN or any other persons any rights to the Kingfisher Products under the Trade Marks.

14.4 Upon or following the expiry of this Agreement, UBI (UK) shall, upon the request of UB, do all things and execute all documents necessary to cancel the entries, if any, to record UBI (UK) as a registered user of the Trade Marks in the Territory.

This Agreement has been duly executed by the parties on the date set out above.

SIGNED by                               )For UNITED BREWERIES LIMITED
For and on behalf of                    )     /s/ T.S. Narayana Rao
UNITED BREWERIES LIMITED                )       T.S. Narayana Rao
in the presence of                      )       WHOLETIME DIRECTOR


SIGNED by     K. G. James               )
for and on behalf of                    )
UNITED BREWERIES                        )     /s/ K. G. James
INTERNATIONAL (UK) LIMITED              )
in the presence of                      )

        /s/ Thomas Purton
        T.E. Purton
        10 Snow Hill
        London Ec1A2AL


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                                   SCHEDULE 1

                                    Trade Mark

Class:                                  Schedule 4, Class 32

Registration No:                        1,182,204

Date of Registration:                   23 September 1982

Mark:                                   Logo